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                                                                    Exhibit 99.6

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PROXY
                            PURE ATRIA CORPORATION
                   18880 HOMESTEAD ROAD, CUPERTINO, CA 95014

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                 July 30, 1997

  The undersigned hereby appoints W. Geoffrey Stein and Chuck Bay, and each of them singly, proxies for the undersigned, with full power of attorney and power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") of Pure Atria Corporation, a Delaware corporation (the "Company"), to be held on July 30, 1997, at 9:00 A.M., and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and accompanying Prospectus/Joint Proxy Statement, each dated June 27, 1997, receipt of which is hereby acknowledged.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM 1. A VOTE TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY TAKEN UNDER ITEM 2 WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS HEREINBEFORE NAMED AS ATTORNEYS.

  STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED PRE-PAID, PRE-ADDRESSED ENVELOPE.

  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)


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(1)  Approval and adoption of the Agreement and Plan of Reorganization dated as of April 7, 1997, by and among Rational Software Corporation, a Delaware corporation, Wings Merger Corporation, a Delaware corporation and wholly owned subsidiary of Rational, and Pure Atria and the Certificate of Merger and the Merger contemplated thereby.

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example  [X]

FOR                               AGAINST                                ABSTAIN
[_]                                 [_]                                    [_]

(2) Such other matters as may properly come before the Special Meeting or any postponements or adjournments of the Special Meeting.

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example  [X]

FOR                               AGAINST                                ABSTAIN
[_]                                 [_]                                    [_]


                                  MARK HERE
                                 FOR ADDRESS
                                 CHANGE AND
                                NOTE AT LEFT  [_]

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appear(s) hereon. If stock is held jointly, each owner should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary please give your full title as such.

Signature(s) __________________________   Date _________________________________

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